EXHIBIT 10.2

PHILLIPS-VAN HEUSEN CORPORATION

SPECIAL SEVERANCE BENEFIT PLAN

As Amended as of March 7, 2002

1. PURPOSE.

The Plan is intended to induce the Participants to remain in the employ of the Company, notwithstanding any possible concern on their behalf as to the security of their employment with the Company in the event of a Change in Control, and to provide special benefits in recognition of the valuable services heretofore rendered by the Participants to the Company and in consideration of the Participants' remaining in the employ of the Company pursuant to a written contract or the terms of the Plan.

2. DEFINITIONS.

Affiliate - Any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, any other Person.

Board - The Board of Directors of PVH.

Change in Control - A Change in Control shall be deemed to occur upon (i) the election of one of more individuals to the Board which election results in one-third of the directors of PVH consisting of individuals who have not been directors of PVH for at least two years, unless such individuals have been elected as directors or nominated for election as directors by three- fourths of the directors of PVH who have been directors of PVH for at least two years; (ii) the sale by PVH of all or substantially all of its assets to any Person, the consolidation of PVH with any Person, the merger of PVH with any Person as a result of which merger PVH is not the surviving entity as a publicly held corporation; (iii) the sale or transfer of shares of PVH by PVH and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-fourth, but less than one-half, of the shares of PVH having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of PVH who have been directors of PVH for at least two years; or (iv) the sale or transfer of shares of PVH by PVH and/or any one or more of its stockholders, in one or more transactions, related or unrelated, to one or more Persons under circumstances whereby any Person and its Affiliates shall own, after such sales and transfers, at least one-half of the shares of PVH having voting power for the election of directors. Nothing contained in this definition shall limit or restrict the right of any director who is a Participant from participating in any discussions or voting on any matter referred to in this definition at any meeting of the Board. In addition to the foregoing and not in limitation thereof, a Change in Control with respect to Bruce Klatsky shall also mean (a) the failure of the Board duly to continue Mr. Klatsky as Chief Executive Officer and Chairman of the Board at all times prior to his retirement as an employee, (b) the appointment by the Board of an officer or the hiring by the Board of an employee with authority equal or superior to the authority of Mr. Klatsky at any time prior to his retirement as an employee, (c) the failure of the Company to compensate Mr. Klatsky at a rate of at least $750,000 per year and maintain the other terms and conditions of his employment by the Company on no less than substantially the same basis as enjoyed by Mr. Klatsky in connection with his employment by the Company as of April 28, 1993 or (d) any notice to Mr. Klatsky pursuant to Section 8 that the Company intends to terminate the

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Plan in its entirety or as to him or to amend the Plan in any manner which could adversely affect the rights of Mr. Klatsky under the Plan.

Code - The Internal Revenue Code of 1986 as in effect at the time with respect to which such term is used.

Company - PVH and all of the Subsidiaries.

Discharge for Cause - Discharge for Cause shall be deemed to occur only upon a good faith determination by the Board that the termination of the employment by the Company of a Participant is necessary by reason of (i) the commission by such Participant of any act which, if successfully prosecuted by the appropriate authorities, would constitute a felony under state or federal law; (ii) such Participant's embezzlement or intentional misappropriation of any property of the Company; or (iii) such Participant's having divulged, furnished or made accessible to anyone other than the Company, its directors, officers, employees, auditors and legal advisors, otherwise than in the regular course of the business of the Company, any confidential knowledge or information relating to the customers, employees, operations, financial condition, revenues or projections of the Company, other than information in the public domain which has not been improperly disclosed by such Participant. Such determination by the Board may be made only after reasonable written notice to such Participant from a member of the Board setting forth details of the allegations which may constitute Discharge for Cause and after an opportunity for such Participant, together with his counsel, to be heard by the Board.

Effective Marginal Tax Rate - The percentage equal to (i) the product of 1.03 and the highest tax rate set forth in section 1(a) of the Code (currently 39.6%), plus (ii) the highest

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combined marginal state and local income tax rate to which the Participant with respect to whom such term is used shall be subject with respect to compensation income, minus (iii) the product of the tax rate set forth in clause (i) above and the tax rate set forth in clause (ii) above, plus (iv) the highest tax rate set forth in section 3111(b)(6) of the Code (currently 1.45%), plus (v) the highest tax rate set forth in section 4999(a) of the Code (currently 20%).

Parachute Indemnity Amount - The amount determined with respect to a Participant as follows:

(i) There shall first be determined, after giving effect to the payment of such Participant's Primary Benefit but not to such Participant's Secondary Benefit, the aggregate of such Participant's "excess parachute" payments within the contemplation of section 280G(b)(1) of the Code.

(ii) There shall then be determined the amount of the aggregate taxes imposed upon such "excess parachute payments" by the provisions of section 4999(a) of the Code.

(iii) The amount determined in accordance with the provisions of clause (ii) shall then be multiplied by the fraction the numerator of which shall be one and the denominator of which shall be one minus such Participant's Effective Marginal Tax Rate with respect to the calendar year in which his employment by the Company shall terminate and such product shall be such Participant's Parachute Indemnity Amount.

Participant - Each person designated by the Compensation Committee of the Board who shall be an officer of PVH, an officer of any of the Subsidiaries or any other key

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employee of the Company. Any Participant who shall be a Participant at the time of a Change in Control shall remain a Participant until the earlier to occur of the expiration of two years following a Change in Control or the termination of such Participant's employment with the Company.

Person - An individual, partnership, firm, trust, corporation or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of PVH, such partnership, limited partnership, syndicate or group shall be deemed a "Person" for the purposes of the Plan.

Plan - The Phillips-Van Heusen Corporation Special Severance Benefit Plan.

Primary Benefit - Shall have the meaning accorded thereto in Section 5.

PVH - Phillips-Van Heusen Corporation, a Delaware corporation.

Secondary Benefit - Shall have the meaning accorded thereto in Section 5.

Subsidiary - Any Person of which a majority of the capital stock having voting power for the election of directors or other governing board is owned by PVH and/or one or more of the Subsidiaries.

Any term used in the Plan in the masculine gender shall include the feminine gender.

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3. EMPLOYMENT COMMITMENT.

An employee of the Company shall not be designated as a Participant unless (a) such employee enters into an agreement with PVH or a Subsidiary that he will remain in the service of PVH or such Subsidiary for a period, subject to the terms of the Plan, of at least one year from the date of such agreement or (b) such employee is a party to a written contract of employment with PVH or a Subsidiary for a term extending at least one year from the date he is designated as a Participant. Such agreement may provide that the employee shall serve at the pleasure of PVH or such Subsidiary, and at such compensation as PVH or such Subsidiary shall reasonably determine from time to time, but not less than his compensation as in effect on the date of such agreement. Such agreement may also provide that it does not confer upon the employee any right to continue in the employ of PVH or such Subsidiary and that it does not interfere in any way with the right of PVH or such Subsidiary to terminate the employment of the employee at any time.

4. RIGHT TO TERMINATE EMPLOYMENT.

Notwithstanding the provisions of any agreement to the contrary, including without limitation an agreement required pursuant to Section 3, in the event of a Change in Control, each Participant shall have the right to terminate voluntarily his employment with the Company, with or without reason, within two years after the occurrence of such Change in Control by giving written notice of termination to PVH.

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5. SPECIAL SEVERANCE BENEFITS.

Upon the voluntary termination of employment with the Company by any Participant within two years after the occurrence of a Change in Control, or upon the involuntary termination of employment with the Company of any Participant for any reason other than death or Discharge for Cause within two years after the occurrence of a Change in Control, PVH, or the consolidated, surviving or transferee Person in the event of a consolidation, merger or sale of assets, shall pay to such Participant, in a lump sum immediately subsequent to the date of such termination, in addition to any compensation otherwise owed to such Participant at the time of such termination (under any contract, other plan or otherwise), (a) an amount (the "Primary Benefit") equal to the product of (i) three and (ii) the average annual cash compensation, including salary and bonuses, paid to and/or accrued with respect to such Participant during the two-year period preceding the date of such termination, or such portion of said period as such Participant shall have been employed by the Company, and (b) an amount (the "Secondary Benefit) equal to such Participant's Parachute Indemnity Amount; provided, however, that at the time of the designation of any employee of the Company as a Participant, the Compensation Committee may, in its sole and absolute discretion, by written notice to such Participant, reduce the Primary Benefit with respect to such Participant and thereafter from time to time the Compensation Committee may, in its sole and absolute discretion, by written notice to such Participant, increase the Primary Benefit, but in no event to an amount greater than the Primary Benefit provided for in this Section; provided, further, that at the time an employee of the Company shall be designated as a Participant, the Compensation Committee may, in its sole and absolute discretion, by written notice to such Participant, provide that, if such Participant shall have been an employee of the Company for less than two years preceding the date of his

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termination, the Primary Benefit with respect to such Participant shall be the product of (I) three and (II) such amount as such Participant would have received had he served the Company for at least two years, using such assumptions as to total cash compensation that would have been paid to and/or accrued with respect to such Participant during such two years as the Compensation Committee may provide, or such lesser amount as the Compensation Committee may determine. Upon the voluntary termination of employment with the Company by any Participant within two years after the occurrence of a Change in Control, or upon the involuntary termination of employment with the Company of any Participant for any reason other than death or Discharge for Cause within two years after the occurrence of a Change in Control, PVH, or the consolidated, surviving or transferee Person in the event of a consolidation, merger or sale of assets, shall also provide, for the period of three years commencing on such termination of employment, medical, dental, life and disability insurance coverage for such Participant and the members of his family which is not less favorable to such Participant than the group medical, dental, life and disability insurance coverage carried by the Company for such Participant and the members of his family either immediately prior to such termination of employment or on the occurrence of such Change in Control, whichever is greater; provided, however, that the obligations set forth in this sentence shall terminate to the extent such Participant obtains comparable medical, dental, life and disability insurance coverage from any other employer during such three- year period, but such Participant shall not have any obligation to seek or accept employment during such three-year period, whether or not any such employment would provide comparable medical, dental, life and disability insurance coverage. All payments made under the Plan to any Participant shall be subject to withholding and to such other deductions as shall at the

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time of such payment be required under any income tax or other law, whether of the United States or any other jurisdiction.

6. ADMINISTRATION.

The Plan shall be administered by the Compensation Committee appointed by the Board, which Committee shall consist of three or more individuals who shall serve at the pleasure of the Board. Subject to the provisions of the Plan, the Compensation Committee shall have the authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it. Any determination by the Compensation Committee in carrying out, administering or construing the Plan (including without limitation the designation of an individual as a Participant) made prior to a Change in Control shall be final and binding for all purposes upon PVH and all other interested Persons and their heirs, successors and personal representatives. The Board may from time to time appoint members of the Compensation Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Compensation Committee. The Board shall elect one of the Compensation Committee's members as its Chairman and the Compensation Committee shall hold its meetings at such times and places as it shall deem advisable. A majority of the members of the Compensation Committee shall constitute a quorum. All action by the Compensation Committee shall be taken by a majority of its members present at a meeting. Any action may be taken by a written instrument signed by a majority of the members of the Compensation Committee and action so taken shall be fully effective as if it had been taken by a vote of a majority of the members at a meeting duly called and held. The Board may appoint a Secretary for the Compensation Committee (who, if no other designation shall be made, shall be the Secretary of

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PVH) and the Compensation Committee shall keep minutes of its meetings and shall make rules and regulations for the conduct of its business as it shall deem advisable.

7. COSTS OF ENFORCEMENT.

In the event that, subsequent to a Change in Control, any Participant incurs any costs or expenses, including attorneys fees, in the enforcement of his rights under the Plan, then, unless PVH, or the consolidated, surviving or transferee Person in the event of a consolidation, merger or sale of assets, is wholly successful in defending against the enforcement of such rights, PVH, or such consolidated, surviving or transferee Person, shall promptly pay to such Participant all such costs and expenses.

8. AMENDMENT OR TERMINATION.

The Board may amend or terminate the Plan in whole or in part at any time upon notice to all of the Participants; provided, however, that, subsequent to a Change in Control or during the period of 90 days prior to a Change in Control, no such amendment which could adversely affect the rights of any Participant nor any termination shall become effective until the expiration of two years following a Change in Control; provided further, however, that without limiting Mr. Klatsky's rights under the preceding proviso, no termination of the Plan and no amendment of the Plan in any manner which could adversely affect the rights of Mr. Klatsky under the Plan shall become effective until the expiration of 30 days following a notice to Mr. Klatsky of such termination or amendment. The Compensation Committee of the Board or the Board may at any time determine that a Participant shall no longer be a Participant under the Plan, and terminate the Plan with respect to such Participant; provided, however, that,

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subsequent to a Change in Control or during the period of 90 days prior to a Change in Control, no such determination and termination shall become effective until the expiration of two years following a Change in Control; provided further, however, that without limiting Mr. Klatsky's rights under the preceding proviso, no such determination and termination with respect to Mr. Klatsky shall become effective until the expiration of 30 days following a notice to Mr. Klatsky of such determination and termination.

9. NOTICES.

Any notice or other communication pursuant to the Plan intended for a Participant shall be deemed given when personally delivered to such Participant or sent to such Participant by registered or certified mail, return receipt requested, at such Participant's address as it appears on the records of the Company, or at such other address as such Participant shall have specified by notice to PVH in the manner herein provided. Any notice or other communication pursuant to the Plan intended for PVH shall be deemed given when personally delivered to the Secretary of PVH or sent to PVH by registered or certified mail, return receipt requested, attention of its Secretary, at 200 Madison Avenue, New York, New York 10016, or at such other address as PVH shall have specified by notice to the Participants in the manner herein provided.

10. GOVERNING LAW.

The Plan shall be governed by the laws of the State of New York.

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